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                                                                    Exhibit 99.1


                             PBOC HOLDINGS, INC. AND
                           PEOPLE'S BANK OF CALIFORNIA


                         CHARTER OF THE AUDIT COMMITTEES
                           OF THE BOARDS OF DIRECTORS
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                                    CONTENTS

                                                                            PAGE

I.       AUDIT COMMITTEE PURPOSE                                              1

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS                             2

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

         REVIEW PROCEDURES                                                    2

         INDEPENDENT (EXTERNAL) AUDITORS                                      3

         INTERNAL AUDIT FUNCTION AND LEGAL COMPLIANCE                         4

         OTHER AUDIT COMMITTEE RESPONSIBILITIES                               4
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                             AUDIT COMMITTEE CHARTER


PBOC Holdings, Inc. stock is traded on The National Stock Market, Inc. "NASDAQ". The Securities and Exchange Commission "SEC" and NASDAQ have adopted new rule changes regarding audit committee requirements, and require that all listed companies adopt formal audit committee charters. This charter is intended to comply with those requirements.

I. AUDIT COMMITTEE PURPOSE

The Audit Committees of PBOC Holdings, Inc. and People's Bank of California (collectively referred to as "PBOC") are appointed by the Boards of Directors to assist the Boards in fulfilling certain of their oversight responsibilities. The Audit Committees' primary duties and responsibilities include the following:

o Monitor the quality and integrity of PBOC's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the performance and independence of PBOC's independent auditors and internal auditors.

o Provide an avenue of communication among the independent auditors, internal auditors, management, and the Boards of Directors.

o Review and assist in identifying areas of potential significant risk to PBOC.

o Encourage adherence to, and continuous improvement of, PBOC's policies, procedures, and practices at all levels.

o    Monitor compliance with legal and regulatory requirements.

o    Report to the Board of Directors.


The Audit Committees have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and they have direct access to the independent auditors and the internal auditors, specialists engaged to assist in an audit process as well as anyone in the organization. The Audit Committees have the ability to retain, at PBOC's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


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II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committees shall be comprised of three or more directors as determined by the Boards, each of whom shall be independent, as defined by the SEC.

All members of the Committees shall have a thorough understanding of finance and accounting and will be able to understand PBOC's financial statements including its balance sheet, income statement and statement of cash flows, as well as the financial statements that it submits to the regulators.

Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not present at a meeting, the members of the Committees may appoint a temporary Chair by majority vote of the Committee membership.

The Committees shall meet four times annually, or more frequently as circumstances dictate. Each Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committees shall meet privately in executive session at least annually with management, the internal auditors, the independent auditors, and as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed. On a quarterly basis, and prior to any release of financial information to the public, the Committees will meet with management and the independent auditors to review the financial statements and discuss the significant findings based upon the auditors limited review procedures.


III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the Charter included as an appendix to PBOC's proxy statement at least every three years in accordance with SEC regulations.

2. Review PBOC's annual audited financial statements prior to filing or distribution and recommend to the Board of Directors that the audited financial statements be included in PBOC's Annual Report on Form 10-K. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.


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3.   In consultation with management, the independent auditors, and the internal auditors, consider the integrity of PBOC's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditors together with management's responses, including the status of previous recommendations.

4. The Audit Committees, or at least two designees of each Audit Committee, will review with financial management and the independent auditors PBOC's quarterly financial results prior to the release of earnings and/or PBOC's quarterly financial statements prior to filing or distribution. Discuss any significant changes to PBOC's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards ("SAS") 61 (see item 9).

INDEPENDENT (EXTERNAL) AUDITORS

5. The independent auditors are ultimately accountable to the Audit Committees and the Boards of Directors. The Audit Committees shall review the independence and performance of the auditors and annually recommend to the Boards of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

7. On an annual basis, the Committees shall receive the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committee) and shall review and discuss with the independent auditors their independence.

8. Review the independent auditors audit plan and engagement letter - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with American Institute of Certified Public Accountants SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of PBOC's accounting principles as applied in its financial reporting.


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11.  Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of PBOC's financial statements.

12. Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by PBOC.

13. Inquire as to the independent auditor's views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

INTERNAL AUDIT FUNCTION AND LEGAL COMPLIANCE

14. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit function, as needed. The internal audit function shall be responsible to senior management but have a direct reporting responsibility to the Boards of Directors through the Committees. Changes to the internal audit structure shall be subject to Committee approval.

15. Review the appointment, performance, and replacement of the senior internal audit executive or internal audit outsource service provider.

16. Review significant reports prepared by the internal auditors together with management's response and follow-up to these reports.

17. On at least an annual basis, review with PBOC's counsel, any legal matters that could have a significant impact on the organization's financial statements, PBOC's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

18. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at PBOC. This review shall include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

19. Annually prepare a report to shareholders as required by the SEC. The report shall be included in the PBOC's annual proxy statement.

20. Perform any other activities consistent with this Charter, PBOC's Bylaws, and governing law, as the Committees or the Boards deem necessary or appropriate.

21. Maintain minutes of meetings and periodically report to the Boards of Directors on significant results of the foregoing activities.


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